Exhibit 10.1

LIMITED PARTNERSHIP AGREEMENT

OF

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.

This Limited Partnership Agreement (this “Agreement”), dated effective as of September 5, 2014 (the “Effective Date”), is by and between NexPoint Residential Trust Operating Partnership GP, LLC, a Delaware limited liability company (the “General Partner”), and NexPoint Residential Trust, Inc., a Maryland corporation (the “Limited Partner” and, together with the General Partner, the “Partners”). For and in consideration of the agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Formation of the Partnership and Agreement of the Partners. Pursuant to the filing of a Certificate of Limited Partnership (the “Certificate”) with the Delaware Secretary of State on the Effective Date, which the General Partner is hereby authorized and directed to do, and the execution of this Agreement by all of the Partners, the Partners hereby and thereby form a limited partnership (the “Partnership”) under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101, et seq. (the “Limited Partnership Act”). The name of the limited partnership formed hereby and thereby is “NexPoint Residential Trust Operating Partnership, L.P.”

Section 2. Partnership Percentage. Simultaneously with the execution of this Agreement, the General Partner is admitted as a general partner of the Partnership, and the Limited Partner is admitted as a limited partner of the Partnership. The “Partnership Percentage” of each Partner shall be the percentage set forth in the books and records of the Partnership.

Section 3. Place of Business, Registered Office and Registered Agent. The principal place of business of the Partnership shall be at 300 Crescent Court, Suite 700, Dallas, Texas 75201. The General Partner may from time to time change the principal place of business of the Partnership to such other place as the General Partner deems appropriate. The registered office of the Partnership in the State of Delaware shall be 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware shall be The Corporation Trust Company. The General Partner may from time to time change the registered office of the Partnership to such other place or the registered agent of the Partnership to such other person, as the General Partner deems appropriate.

Section 4. Partnership Purposes. The purpose of the Partnership is to engage in any and all lawful activities deemed advisable by the General Partner and consented to by the Limited Partner, and as otherwise permitted by law.

Section 5. Capital Contributions. Simultaneously with the filing of the Certificate, each Partner shall contribute to the Partnership such property or money as set forth in the books and records of the Partnership. The Partners may make such additional capital contributions to the Partnership as agreed to by the Partners from time to time.

Section 6. Distributions. As and when determined by the General Partner, the Partnership shall make distributions of cash or property to the Partners (including upon liquidation of the Partnership) in proportion to their Partnership Percentages; provided, however, that the Partnership shall not distribute any cash or property held by it which is reasonably necessary for the operation of the Partnership or would otherwise be in violation of Sections 17-607 or 17-804 of the Limited Partnership Act.

Section 7. Powers of the Partners. The management and control of the Partnership shall be vested entirely in the General Partner. The General Partner shall have all the rights and powers that are conferred by law or are otherwise necessary, advisable or convenient to the discharge of the General Partner’s duties and to the management of the business and affairs of the Partnership including all powers, statutory and otherwise, possessed by general partners of limited partnerships under the Limited Partnership Act and the laws of the State of Delaware. No person dealing with the Partnership shall have any obligation to inquire into the power or authority of the General Partner acting for such purposes on behalf of the Partnership. The Limited Partner shall be a limited partner within the meaning of the Limited Partnership Act. The Limited Partner, in its capacity as Limited Partner, may not act for or bind the Partnership; provided, however, that the Limited Partner may exercise any of the specific voting, consent and other rights set forth herein.

Section 8. Transfer or Issuance of a Partnership Interest; Withdrawal of Partner. Except as expressly provided herein, no Partner may transfer any portion of its interest in the Partnership without the unanimous consent of the Partners (such a transferee being hereinafter referred to as a “Permitted Transferee”). A Permitted Transferee shall become a substituted Partner automatically upon a transfer that complies with this Section 8. For clarification purposes, and without limiting the generality of the foregoing, the powers of the General Partner shall also transfer to a substituted General Partner. No additional Partners shall be admitted to the Partnership without the unanimous consent of the Partners. Except as provided in mandatory provisions of the Partnership Act and pursuant to the first sentence of this Section 8, no right is given to any Partner to dissociate from the Partnership.

Section 9. Dissolution and Term of Partnership. The Partnership shall dissolve upon the earliest to occur of (i) any act or event requiring dissolution under the Limited Partnership Act or (ii) the unanimous consent of the Partners. Upon the occurrence of an event of dissolution, the Partners shall be entitled to receive, after paying or making reasonable provision for all of the Partnership’s creditors to the extent required by Section 17-804 of the Limited Partnership Act, the remaining funds of the Partnership in proportion to their Partnership Percentages.

Section 10. Amendment. This Agreement may be amended by the unanimous consent of the Partners; provided, however, that any amendment to this Agreement must be in writing and signed by all of the Partners.

Section 11. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Partners with respect to the Partnership and supersedes all prior agreements and understandings, both written and oral, with respect to that subject.

Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 13. Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain.

Section 14. Notice. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given and received for all purposes (a) if delivered personally to the person or to an officer of the person to whom the same is directed, or (b) when the same is actually received, if sent either by a nationally recognized courier or overnight delivery service or registered or certified mail, postage and charges prepaid, addressed to the recipient party at the address set forth for such party as follows:

If to the General Partner:

NexPoint Residential Trust Operating Partnership GP, LLC

300 Crescent Court

Suite 700 Dallas,

TX 75201

If to the Limited Partner:

NexPoint Residential Trust, Inc.

300 Crescent Court

Suite 700 Dallas,

TX 75201

Section 15. Power of Attorney. The General Partner may make or do (or cause to be made or done) all such filings, publishings, recordings and other acts as may be appropriate, desirable or necessary to comply with all requirements for the operation of a limited partnership pursuant to the laws of the State of Delaware and all other jurisdictions where the Partnership may own property or conduct business. Each other Partner hereby irrevocably appoints the General Partner as such Partner’s agent and attorney–in–fact, with full power of substitution, for the purpose of executing, delivering, filing, publishing, recording and verifying (in accordance with the terms hereof):

(a) the Certificate and any amendment thereto that is consistent with the terms herein;

(b) all conveyances and other instruments necessary to effect:

(i) the purchase, sale or lease of Partnership property;

(ii) the dissolution, liquidation and termination of the Partnership;

(c) all fictitious or assumed name certificates or statements required or permitted to be filed on behalf of the Partnership;

(d) all documents necessary to permit the Partnership to own property or conduct business in foreign jurisdictions; and

(e) all other instruments that the General Partner deems advisable to accomplish the purposes of the Partnership.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

General Partner:

NexPoint Residential Trust Operating Partnership GP, LLC

By:	NexPoint Residential Trust, Inc., its sole member

	By:	/s/ Brian Mitts

Brian Mitts, President

Limited Partner:

NexPoint Residential Trust, Inc.

By:	/s/ Brian Mitts

Brian Mitts, President

Signature Page to the Limited Partnership Agreement of NexPoint Real Estate Advisors, L.P.